Exhibit 99.1

MCEWEN MINING: GOLD BAR UPDATED FEASIBILITY STUDY REPORT FILED

TORONTO, February 22, 2021 - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) (“McEwen” or the “Company”) is pleased to announce the filing of an updated technical report prepared in accordance with National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”), for the Gold Bar Mine (the “Feasibility Study” or “FS”). The technical report is available on SEDAR under the Company's profile at www.sedar.com.

Financial Analysis

The FS Base Case using a gold price assumption of $1,500/oz generates a life-of-mine (LoM) discounted after-tax value of $55.2 million at an 8% discount rate. A summary of key economic metrics is provided in Table 1.

Table 1. After-Tax Economic Sensitivity (2020 FS)

	Base Case $1,500/oz gold	Upside Case $1,800/oz gold
NPV (8% Discount Rate)(1)	$55.2 million	$125.7 million
Average Annual Cash Flow	$14.4 million	$28.8 million
Average Operational Margin $/oz Au	$407	$707
Total Cash Costs $/oz Au	$1,093
All-In Sustaining Costs (AISC) $/oz Au	$1,213

Over the 6-year mine life, production will total 17.2 million tons of ore at a diluted gold grade of 0.025 oz/t (0.84 g/t) for a total payable gold of 302,000 oz as at Dec. 1st, 2020. A summary of the gold production for the 6-year mine life included in the FS is described in Table 2.

Table 2. Estimated Gold Production by Year (2020 FS)

Gold Production(2)	FY2021	FY2022	FY2023	FY2024	FY2025	FY2026	FY2027
Total (,000 oz Au)	37.5	38.2	51.2	37.6	47.6	60.1	25.0

Background

In Q1 2020, the Company reported that a significant reduction in contained ounces at Gold Bar was likely. Since that time significant work, as described below, has been completed to determine the extent of the reduction and mitigate it. To provide perspective on the changes that have occurred at Gold Bar, consider that in 2019, when we started mining, the Reserve estimate was 430,000 gold ounces. Cumulative mine production through December 2020 was 58,600 gold ounces, and the Reserve estimate announced today is 302,000 gold ounces. The net reduction of 16%(3) is driven by improvements to the geologic model, metallurgical recovery, additional drilling information, and higher gold prices.

Work completed in 2020 to arrive at the updated resource and reserve estimates:

•	110,500 feet (33,700 m) of drilling and additional metallurgical testing was incorporated into the Resource and Reserve estimates. The drilling program included 64,000 feet (19,500 m) at the Pick deposit and 35,000 feet (10,700 m) at Gold Bar South (“GBS”). An ongoing drill program at the Gold Ridge deposit (“Ridge”) with 13,000 feet (4,000 m) drilled to date will be incorporated in a future resource update.

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•	The Pick, Ridge, Cabin, and GBS geological models and resource estimates were updated by McEwen Mining technical staff. The geologic interpretations were updated to include structural modeling for all deposits. All resource and reserve estimates were subject to independent third-party review for quality assurance.

•	Experts in the field of heap leach technology were engaged to review ore processing and recommended improvements based on test work and site observations, which include ending agglomeration, revised recovery estimates for all resources, and categorization of resources based on metallurgical attributes and clay content.

•	Metallurgical testing is underway to assess an expected increase in leaching of run-of-mine (ROM) ores and its potential to improve the economics.

Mining and Processing

The FS calls for oxide ore to be mined from three open pits and transported by 100-ton haul trucks to be processed, either by crushing and conveying to the heap leach pad, or by using trucks to place run-of-mine (ROM) ore on the heap leach pad. The study assumes the continued use of a contract mining fleet. The existing adsorption-desorption recovery (ADR) carbon plant will continue to produce a final gold-silver doré product.

A summary of the design criteria for the FS are provided in Table 3.

Table 3. Metallurgical and Operating Cost Estimates Used

2020 FS Update
Gold Price ($/oz Au)	$1,500 Reserves $1,725 Resources
Overall Process Recovery	72%(4)
Mining Cost	$2.28/t moved
Process Cost	$4.32/ton ore
G&A Cost	$3.27/ton ore
Sales Cost	$2.01/oz Au sold

Explanation of Variances

The 2020 FS update generates an NPV@8% of $55.2 million using a gold price of $1,500/oz and of $149.2 million for a gold price of $1,900/oz(5). The NPV estimates provided on January 7th, 2021 were in the range of $62 to $76 million using a gold price of $1,500/oz and of $150 to $170 million for a gold price of $1,900/oz. The estimates provided on January 7th were based on the most accurate and complete information available to management at the time. The FS economic model was adjusted, including a reduction of 1,500 oz in the planned placed ounces, and an increase of $0.09/ton in fuel cost based on haulage simulations.

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Resources and Reserves

Updated Resource and Reserve Estimates are provided in Tables 4 to 6.

Table 4. Indicated Resource Estimate(6)(7) ($1,725 per Ounce Gold, Effective Dec 1st, 2020)

Pit	kTons	Gold (oz/ton)	Gold Grade (g/t)	Recoverable Grade (g/t)	Contained (k-oz)	Recoverable (k-oz)
Pick	13,950	0.027	0.91	0.67	370.2	270.7
GBS	2,573	0.029	0.99	0.60	74.4	45.4
Ridge	1,527	0.026	0.88	0.68	39.3	30.5
Cabin	420	0.024	0.81	0.60	9.9	7.4
Total	18,470	0.027	0.92	0.66	493.7	353.9

Table 5. Inferred Resource Estimate(7)(8) ($1,725 per Ounce Gold, Effective Dec 1st, 2020)

Pit	kTons	Gold (oz/ton)	Gold Grade (g/t)	Recoverable Grade (g/t)	Contained (k-oz)	Recoverable (k-oz)
Pick	1,080	0.025	0.85	0.64	26.6	20.0
Ridge	751	0.019	0.65	0.50	14.3	11.0
GBS	362	0.031	1.06	0.65	11.2	6.9
Total	2,193	0.024	0.82	0.59	52.1	37.8

Table 6. Probable Reserve Estimate(7)(9) ($1,500 per Ounce Gold, Effective Dec 1st, 2020)

Pit	kTons	Gold (oz/ton)	Gold Grade (g/t)	Recoverable Grade (g/t)	Contained (k-oz)	Recoverable (k-oz)
Pick	13,927	0.024	0.81	0.59	327.3	238.5
Ridge	1,186	0.025	0.87	0.68	30.2	23.4
GBS	2,135	0.031	1.05	0.64	65.7	40.1
Total	17,249	0.025	0.84	0.60	423.1	302.0

Notes:

1)	NPV is discounted to December 1, 2020.
2)	Table 2 excludes production in Dec. 2020 and from residual leaching in 2028.
3)	Mine Past Production (58,600 oz Au) + Current Reserves (302,000 oz Au) = 360,600 oz Au is 16.1% lower than 430,000 oz Au
4)	2020 FS assumes 78% for crushed oxide, 50% for crushed mid-carb., 72% for Pick/Ridge ROM, and 61% for GBS ROM.
5)	Upside Case gold price used in the 2020 FS is $1,800/oz. NPV at $1,900/oz gold is provided for comparison to the Jan. 7th, 2021 disclosure only.
6)	Mineral Resources were estimated at a price of $1,725/ounce Au and are inclusive of Mineral Reserves. Mineral Resources are not Mineral Reserves and do not have demonstrated economic viability. There is no certainty that any part of the Mineral Resources estimated will be converted into a Mineral Reserves estimate. Mineral Resources were estimated using the guidelines set out in the CIM Definition Standards for Mineral Resources. Mineral Resources as stated are contained within an optimised pit shell that demonstrates reasonable prospects for eventual economic extraction.
7)	Numbers in the tables have been rounded to reflect the accuracy of the estimates and may not sum due to rounding.
8)	The Inferred Mineral Resource in these estimates has a lower level of confidence than that applied to an Indicated Mineral Resource and must not be converted to a Mineral Reserve. It is reasonably expected that the majority of the Inferred Mineral Resource could be upgraded to an Indicated Mineral Resource with continued exploration. Quantity and grade of reported Inferred resources are uncertain in nature and there has been insufficient exploration to classify these Inferred resources as Measured or Indicated.
9)	Reserves were estimated at a price of $1,500/ounce Au and are contained within an engineered pit design based on a Lerch Grossman Algorithm.

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CAUTIONARY NOTE TO US INVESTORS REGARDING RESOURCE ESTIMATION

McEwen Mining presently prepares its resource estimates in accordance with standards of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in Canadian National Instrument 43-101 (NI 43-101). These standards are different from the standards permitted in reports filed with the SEC under Industry Guide 7 (“Guide 7”). Under NI 43-101, McEwen Mining reports measured, indicated and inferred resources, measurements which are generally not permitted in filings made with the SEC under Guide 7. The estimation of measured and indicated resources involve greater uncertainty as to their existence and economic feasibility than the estimation of proven and probable reserves. U.S. investors are cautioned not to assume that any part of measured or indicated resources will ever be converted into economically mineable reserves. The estimation of inferred resources involves far greater uncertainty as to their existence and economic viability than the estimation of other categories of resources. Inferred Mineral Resources could be upgraded to Indicated Mineral Resources with continued exploration. Therefore, U.S. investors are also cautioned not to assume that all or any part of inferred resources exist, or that they can be legally or economically mined.

Canadian regulations permit the disclosure of resources in terms of “contained ounces” provided that the tonnes and grade for each resource are also disclosed; however, under Guide 7, the SEC only permits issuers to report “mineralized material” in tonnage and average grade without reference to contained ounces. Under Guide 7, the tonnage and average grade described herein would be characterized as mineralized material. We provide such disclosure about our properties to allow a means of comparing our projects to those of other companies in the mining industry, many of which are Canadian and report pursuant to NI 43-101, and to comply with applicable disclosure requirements.

TECHNICAL INFORMATION

The technical content of this news release has been reviewed and approved by Peter Mah, P.Eng., COO of McEwen Mining and a Qualified Person as defined by Canadian Securities Administrators National Instrument 43-101 "Standards of Disclosure for Mineral Projects."

The technical information in this news release related to resource and reserve estimates has been reviewed and approved by Luke Willis, P.Geo., McEwen Mining’s Director of Resource Modelling and Qualified Person as defined by Canadian Securities Administrators National Instrument 43-101 "Standards of Disclosure for Mineral Projects."

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.'s (the "Company") estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, effects of the COVID-19 pandemic, fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining's Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and other filings with the Securities and Exchange Commission, under the caption "Risk Factors", for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

ABOUT MCEWEN MINING

McEwen Mining is a diversified gold and silver producer and explorer focused in the Americas with operating mines in Nevada, Canada, Mexico and Argentina. It also owns a large copper deposit in Argentina.

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CONTACT INFORMATION:
Investor Relations: (866)-441-0690 Toll Free (647)-258-0395 Mihaela Iancu ext. 320 info@mcewenmining.com

Website: www.mcewenmining.com

Facebook: facebook.com/mcewenmining

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150 King Street West Suite 2800, P.O. Box 24 Toronto, ON, Canada M5H 1J9

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